UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12

RUSSELL INVESTMENT COMPANY

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FP Email (RIC) – Additional votes needed – Alternate version without sample email

Subject Line: Update: Russell Investments Shareholder Proxy Process Continues

Shareholder votes still needed

As previously communicated, Russell Investments has initiated a proxy process as a result of the sale of Russell Investments to a newly-formed acquisition vehicle through which an investor consortium led by B Capital and including California Public Employees’ Retirement System will acquire Russell Investments.

We are making good progress on the proxy vote and we sincerely thank you for your assistance thus far. However, we are still seeking votes on a number of funds.

Shareholder participation is critical. Please urge your clients to vote.

Shareholders who have not yet voted their shares have now started receiving phone calls on our behalf from our proxy solicitation agent in addition to emails and/or hard copy mailings.

Please reassure your clients that proxy votes such as this are normal occurrences in registered fund investing. This is a very important vote, and a minimum number of votes per fund must be received prior to the shareholder meeting on November 24, 2026. Once a shareholder casts their vote(s), all calls and mailings will cease.

Below are some documents for your reference:

Proxy Statements Overview [link to document] (financial professional use only)

RIC Proxy Statement [link to document]

Questions?

If you have any questions or concerns about this process, please contact us at 800-787-7354 or service@russellinvestments.com.

Thank you for your continued confidence in Russell Investments.

THIS MATERIAL IS FOR FINANCIAL PROFESSIONAL USE ONLY AND NOT FOR DISTRIBUTION TO CURRENT OR POTENTIAL INVESTORS.

Russell Investments’ ownership is composed of a majority stake held by funds managed by TA Associates Management, L.P., with a significant minority stake held by funds managed by Reverence Capital Partners, L.P. Certain of Russell Investments’ employees and Hamilton Lane Advisors, LLC also hold minority, non-controlling, ownership stakes.

On July 2, 2026, Russell Investments Group, Ltd. (“Russell Investments”) entered into a definitive agreement and plan of merger (the “Transaction”) pursuant to which Russell Investments will be acquired by a consortium led by B Capital Group Management, L.P. that includes California Public Employees Retirement System. The Transaction is expected to close by the end of Q1 2027, subject to the receipt of regulatory approvals and other customary closing conditions.

Frank Russell Company is the owner of the Russell trademarks contained in this material and all trademark rights related to the Russell trademarks, which the members of the Russell Investments group of companies are permitted to use under license from Frank Russell Company. The members of the Russell Investments group of companies are not affiliated in any manner with Frank Russell Company or any entity operating under the “FTSE RUSSELL” brand.

Copyright © 2026 Russell Investments Group, LLC. All rights reserved. This material is proprietary and may not be reproduced, transferred, or distributed in any form without prior written permission from Russell Investments. It is delivered on an “as is” basis without warranty.